Exhibit 10.2

January 13, 2023

Screen Media Ventures, LLC

800 Third Avenue New York, NY 10022

Attention: David Fannon and William J. Rouhana, Jr.

Landmark Studio Group LLC

P.O. Box 700

Cos Cob, CT 06807

Attention: Lou Occhicone, SVP Business Affairs & Distribution and William J. Rouhana, Jr.

RE:	FLAGRANT / AMENDMENT AND TERMINATION LETTER

Dear Bill, David, and Lou:

Reference is made to the above referenced original episodic television series project currently entitled “FLAGRANT” (the “Flagrant Series”) and the fully executed agreement (“Flagrant Distribution Agreement”) dated March 3, 2022 between Screen Media Ventures, LLC (“Screen Media”) and Strong Studios, Inc. (“Strong”) and the fully executed Assignment & Attachment Agreement (“Assignment Agreement”) dated March 3, 2022 between Landmark Studio Group LLC (“LSG”) and Strong (as such Assignment Agreement is amended by that certain “Safehaven Amendment to Assignment Agreement” dated as of March 3, 2022 (the “First Amendment”). Capitalized terms used but not defined herein shall have the meaning set forth in the Underlying Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Screen Media, Strong, and LSG each hereby agree as follows:

1. Flagrant Distribution Agreement: Except for Screen Media’s representations and warranties as expressly set forth in this Paragraph 1 below, the Flagrant Distribution Agreement is terminated effective immediately, of no further force or effect, and shall be deemed null and void. Each party hereto hereby releases and discharges the other party from any obligations under the Flagrant Distribution Agreement and each party hereto’s rights under the Flagrant Distribution Agreement are hereby released and terminated. Without limitation, Screen Media will have no further rights or obligations in or to the worldwide distribution of the Flagrant Series and for further clarity Chicken Soup for the Soul Entertainment shall have no further rights under the Flagrant Distribution Agreement. Screen Media represents and warrants that it has not sold, transferred, assigned, mortgaged or otherwise disposed of or encumbered any right, title or interest in and to the Flagrant Series pursuant to the Flagrant Distribution Agreement.

2. Assignment Agreement: The Assignment Agreement is hereby amended, modified and superseded as follows with respect to the Flagrant Series:

a. All references to, and requirements or obligations for, Strong and Screen Media to enter into the Flagrant Distribution Agreement for the Flagrant Series are hereby void and deleted in their entirety (including without limitation in Paragraph 1(b) [Condition Precedent], 2b(ii) [Services] and Paragraph 5 [Distribution Agreements], and are of no further force or effect.

b. Paragraph 20 [Publicity/Press Release] of the Assignment Agreement is modified and superseded to remove any approval rights of LSG over any press releases pertaining to the distribution of the Flagrant Series.

c. Paragraph 6 [Reversion] is modified and superseded to provide that any references to the Flagrant Series in Paragraph 6 are hereby deleted, and all reversion rights of LSG in the Flagrant Series are void, deleted, terminated and of no further force or effect.

Except as expressly modified by the terms of this Amendment and Termination Letter, the provisions of the Assignment Agreement and the First Amendment are hereby ratified and affirmed and shall remain in full force and effect. For the avoidance of doubt and without limitation, this Amendment and Termination Letter shall have no effect upon, and shall not change, any terms of the Assignment Agreement as they pertain to (i) the television series project “Safehaven”, (ii) the LSG Attachment [Paragraph 3] for both “Safehaven” and “Flagrant”, and (iii) Paragraph 4 [Warrants].

Please confirm your agreement to the foregoing by executing this Amendment and Termination Letter in the spaces provided below

STRONG STUDIOS, INC.

/s/ David Ozer
By:	David Ozer
Its:	President

LANDMARK STUDIO GROUP LLC.

/s/ David Ellender
By:	David Ellender
Its:	CEO

SCREEN MEDIA VENTURES, LLC.

/s/ David Fannon
By:	David Fannon
Its:	President

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